UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2016

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2016 (the “Closing Date”), Ciena Corporation (“Ciena”), as borrower, and Ciena Communications, Inc. and Ciena Government Solutions, Inc., as guarantors (the “Guarantors”), entered into an Incremental Joinder and Amendment Agreement (the “Incremental Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated July 15, 2014, as amended (the “Credit Agreement”), by and among Ciena, the lenders party thereto and the agent.
The Incremental Agreement provides for a new tranche of senior secured term loans under the Credit Agreement in an aggregate principal amount of $250 million (the “Incremental Term Loan”). On the Closing Date, Ciena received Incremental Term Loan proceeds of approximately $246.1 million net of fees and expenses. The net proceeds of the Incremental Term Loan will initially supplement cash on the balance sheet and are expected to provide additional liquidity to support the repayment, in part, of the outstanding principal amount owing under Ciena’s 0.875% senior convertible notes due June 15, 2017.
The Incremental Term Loan will, among other things:

•	mature on April 25, 2021;

•	amortize in equal quarterly installments in aggregate amounts equal to 0.25% of the original principal amount of the Incremental Term Loan, with the balance payable at maturity;

•	be subject to mandatory prepayment on the same basis as Ciena’s existing senior secured term loan under the Credit Agreement;

•
bear interest, at Ciena’s election, at a per annum rate equal to (a) LIBOR (subject to a floor of 0.75%) plus a margin ranging from 325 basis points to 350 basis points, or (b) a base rate (subject to a floor of 1.75%) plus a margin ranging from 225 basis points to 250 basis points, in each case, with the actual margin determined according to Ciena’s total net leverage ratio;

•
be repayable at any time at Ciena's election, provided that repayment of the Incremental Term Loan with proceeds of certain indebtedness prior to October 25, 2016 shall require a prepayment premium of 1% of the aggregate principal amount of such prepayment; and

•	except as described above or otherwise set forth in the Incremental Agreement, have identical terms as the existing senior secured term loan under the Credit Agreement.
Except as amended by the Incremental Agreement, the remaining terms of the Credit Agreement remain in full force and effect.
This report contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to Ciena as of the date hereof. Forward-looking statements in this release include statements about the expected use of net proceeds of the Incremental Term Loan. Actual results, performance or events may differ materially from forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena’s business, including with respect to the use and needs for liquidity. Ciena assumes no obligation to update any forward-looking information included in this report.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: April 26, 2016	By	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary